SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: January 26, 1995
                        (Date of earliest event reported)

                          SHAWMUT NATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)

           Delaware                  1-10102               06-1212629
           (State of          (Commission File No.)     (I.R.S. Employer
         Incorporation)                                Identification No.)

                  777 Main Street, Hartford, Connecticut 06115
                 One Federal Street, Boston, Massachusetts 02211
          (Address of principal executive offices, including zip codes)

                                 (203) 986-2000
                                 (617) 292-2000
             (Registrant's telephone numbers, including area codes)


     ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

                (c)  Exhibits

                 1.01 Underwriting Agreement, dated January 19, 1995, between the Registrant and Goldman, Sachs &
                         Co., ourselves and the several Underwriters named therein, relating to the offer and sale of 5,000,000 Depositary Shares (the "Depositary Shares") each representing a one-tenth interest in a share of 9.35% Cumulative Preferred Stock (the "Preferred Stock").

                 4.01    Form of the Preferred Stock Certificate.

                 4.02    Form of Depositary Receipt evidencing the
                         Depositary Shares.

                 4.03 Deposit Agreement, dated as of January 26, 1995, among the Registrant, Chemical Bank, as Depositary, and the holders from time to time of Depositary Receipts.

                 4.04 Certificate of Designation, dated January 26, 1995, setting forth the terms of the Preferred Stock.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SHAWMUT NATIONAL CORPORATION


          Dated:  January 26, 1995      By: /s/ Joel B. Alvord
                                           Name:   Joel B. Alvord
                                           Title:  Chairman and Chief
                                                   Executive Officer


          Index of Exhibits

          1.01 Underwriting Agreement, dated January 19, 1995, be tween the Registrant and Goldman, Sachs & Co., ourselves and the several Underwriters named therein, relating to the offer and sale of 5,000,000 Depositary Shares (the "Depositary Shares") each representing a one-tenth interest in a share of 9.35% Cumulative Pre ferred Stock (the "Preferred Stock").

          4.01  Form of the Preferred Stock Certificate.

          4.02  Form of Depositary Receipt evidencing the Depositary
                Shares.

          4.03 Deposit Agreement, dated as of January 26, 1995, among the Registrant, Chemical Bank, as Depositary, and the holders from time to time of Depositary Receipts.

          4.04 Certificate of Designation, dated January 26, 1995, setting forth the terms of the Preferred Stock.